Exhibit 10.32
CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE
This Confidential Separation Agreement and Release ( “Agreement”) is entered into by and between Gus Siade (“Siade”), individually, and El Pollo Loco, Inc. (hereinafter known as “Company” or “El Pollo Loco”).
RECITALS
A.Siade worked for El Pollo Loco as the Senior Vice President, Operations (“SVP, Operations”) and, as result of the elimination of the SVP, Operations position, on January 22, 2019 it was confirmed that Siade’s employment with the Company will be separated effective February 1, 2019 (“Separation Date”).
B.On January 22, 2019 this Agreement was provided to Siade and is open for his consideration for twenty-two (22) calendar days until February 13, 2019, and shall become null and void if not executed by Siade by or before that deadline. The earliest Siade can sign this Agreement is on February 1, 2019, and the Company’s obligations will not be triggered if the Agreement is signed before the Separation Date.
C.Siade understands and agrees that he has been paid all earned and accrued benefits, wages, expenses, and amounts to which he is entitled at the time of execution of this Agreement. Siade understands the aforementioned payments are not consideration for this Agreement. Siade will also receive any bonus earned under the El Pollo Loco 2018 Incentive Plan (“2018 Bonus Plan”), which is also not consideration for this Agreement and will be paid at the time earned and distributed by the Company to its Support Center employees, consistent with the terms of the 2018 Bonus Plan. Siade understands and acknowledges that he is not entitled to any further compensation or payments, other than what is expressly set forth herein as consideration for his agreement to the terms of this Agreement.
D. Siade also holds stock, shares and/or options, other securities or rights to purchase shares of the Company’s capital stock pursuant to the Company’s Omnibus Equity Incentive Plan and its related plan documents (collectively, the “Option Plan”), subject to certain vesting requirements and other terms and conditions set forth in the Option Plan.
E.By way of this Agreement, the Company has elected to offer Siade benefits to which he would not otherwise be entitled. Based upon the foregoing, and in consideration of the mutual promises contained in this Agreement, the El Pollo Loco and Siade (the “Parties”) agree the Company will offer consideration to Siade in exchange for his agreement to the terms of their Agreement, as set forth below. Any Company shares of Siade will be governed under the terms of the existing plan agreement for the distribution of those shares.
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AGREEMENT
1.Effective Date. The “Effective Date” of this Agreement shall be the day on which Siade executes this Agreement in accordance with its terms (on or after the Separation Date and before February 13, 2019). The Company’s obligations under this Agreement are not triggered until ten (10) business days after the Effective Date, and on the condition there has been no revocation of the Agreement, including any pursuant to Paragraph 14.
2.    Consideration. Subject to Siade’s compliance with the terms and conditions of this Agreement, El Pollo Loco shall provide to Siade up to a total gross sum of Two-hundred eighty-one thousand eight-hundred seventy-six Dollars ($281,876) less any applicable taxes and withholding under state and federal law (“Consideration”), in consideration for Siade’s agreement to the terms of this Agreement, as specified below and assuming the Agreement is not revoked or breached by Siade. The Consideration shall be issued by way of two (2) Company checks and paid out as follows:
(a)    The first check in the gross amount of One-hundred-forty thousand nine-hundred thirty-eight Dollars ($140,938.00) (“Check One”), less any applicable taxes and withholding (issued along with a Form W-2), made payable to Gus Siade, assuming there has been no breach or revocation of this Agreement in any form (including no revocation pursuant to Paragraph 14) by Siade, and delivered to Siade on or before fifteen (15) business days after El Pollo Loco’s receipt of this original fully executed Agreement and the Effective Date, in accordance with the terms of this Agreement, as full and complete consideration for Siade’s agreement to the terms of this Agreement;
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(b)    The second check in the gross amount of One-hundred forty thousand nine-hundred thirty-eight Dollars ($140,938.00) (“Check Two”), less any applicable taxes and withholding (issued along with a Form W-2), made payable to Gus Siade and delivered to him on or before August 30, 2019, in further consideration for Siade’s agreement to the terms of this Agreement, and on the condition the following has occurred: (1) Siade’s execution of the Final Severance Release (Exhibit A) in July of 2019 and ensures its delivery to the Company, to the attention of Edye Austin, Vice President, Legal of the Company by or before July 31, 2019, (2) Siade’s continued compliance with the terms of this Agreement and the Final Severance Release, without revocation; and (3) confirmation that no claim(s) or litigation has been initiated by Siade or anyone acting on his behalf against the Company and the Released Parties.
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3.    The Consideration specified in Paragraph 2 shall be made by Company checks of El Pollo Loco, Inc. Siade also understands Checks One and Two are designated as wages and will be reported by Siade on a Form W-2. Further, Siade acknowledges, understands and agrees that Check One alone is sufficient consideration for his agreement to the terms of this Agreement, and any subsequent breach of his obligations under this Agreement or the Final Severance Release Agreement relieves and forever excuses the Company of its obligation to render any further payment to him, including Check Two.                                                                                                                ____________

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4.    Attorneys’ Fees. Each Party shall bear his or its own attorneys’ fees (if any), costs, and any other expenses incurred in connection with the subject matter of this Agreement.
5.    Taxes. Notwithstanding the tax deductions set forth in Paragraph 2 above, Siade shall pay in full when due, and shall be solely responsible for, any and all federal, state, or local income taxes that are or may be assessed against his or on his behalf relating to the Consideration payments received by Siade pursuant to this Agreement, as well as all interest or penalties that may be owed in connection with such taxes. Siade is not relying on any representations or conduct of El Pollo Loco with respect to the adequacy of the withholdings. Siade further agrees to indemnify and hold harmless El Pollo Loco from any and all claims related to or arising from each of his responsibilities to pay taxes associated with the Consideration or the manner in which payment has been allocated for purposes of this Agreement.
6.    Releases.
6.1.    Release. In consideration for the mutual promises and covenants undertaken herein, Siade does hereby, for himself and for his heirs, attorneys, legal representatives, agents, successors-in-interest and assigns, irrevocably and unconditionally releases and forever discharges El Pollo Loco as well as its parent companies, subsidiaries, affiliates, predecessors, successors or assigns, shareholders, members, partners, officers, attorneys, agents and employees (the “Released Parties”), from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind and character, which he has or may have against the Released Parties by reason of, or arising out of, touching upon, or concerning Siade’s relationship with El Pollo Loco, or any and all other matters of whatever kind, nature or description, whether known or unknown, occurring prior to the date of execution of this Agreement. This release specifically includes, but is not limited to, any and all claims for breach of contract or implied contract, fraud, breach of fiduciary duty, breach of the covenant of good faith and fair dealing, inducement of breach, intentional or negligent misrepresentation, conspiracy, tortious denial of contract, interference with proprietary interests, failure to pay wages, bonuses, benefits, vacation pay, severance pay or other compensation of any sort, negligence, negligent hiring, retention or supervision, defamation, unlawful efforts to prevent relationship, violation of constitutional rights, discrimination or harassment on the basis of race, color, sex, sexual orientation, national origin, religion, age (including but not limited to claims arising under the Age Discrimination in Employment Act and Older Worker Benefit Protection Act, 29 U.S.C. § 621, et seq.), disability, medical condition or marital status, and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the California Family Rights Act, and qui tam actions pursuant to any federal, state or local statute, rule, regulation or ordinance. Siade has confirmed he has no claims of any kind against the Company, and has not been precluded by this or any other agreement for discussing the facts of a claim of sexual harassment, discrimination or retaliation. Nothing in this Agreement shall preclude Siade from filing a charge with a government agency or cooperating in an investigation conducted by a government agency, including the Department of Fair Employment and Housing, and the Equal Employment Opportunity Commission. However, Siade agrees except with respect to proceedings before the Securities and Exchange Commission, he is waiving his right to any monetary damages or other equitable relief as a result of any such proceedings.
6.2.    Mistakes in Fact; Voluntary Consent. Siade expressly and knowingly acknowledges that, after the execution of this Agreement, he may discover facts different from or in addition to those that he now knows or believes to be true with respect to the claims released in this Agreement. Nonetheless, this Agreement shall be and remain in full force and effect in all respects, notwithstanding such different or additional facts and Siade intends to fully, finally, and forever settle and release those claims released in this Agreement. In furtherance of such intention, the release given in this Agreement shall be and remain in effect as a full and complete release of such claims, notwithstanding the discovery and existence of any additional or different claims or facts. Similarly, in entering into this Agreement, Siade assumes the risk of misrepresentations, concealments, or mistakes, and if he should subsequently discover that any fact relied upon in entering into this Agreement was untrue, that any fact was concealed, or that her understanding of the facts or law was incorrect, he shall not be entitled to set aside this Agreement or the settlement reflected in this Agreement or be entitled to recover any damages on that account.
6.3.    Section 1542 of the California Civil Code. Siade expressly waives any and all rights and benefits conferred upon him by Section 1542 of the California Civil Code, which states as follows:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
Accordingly, Siade knowingly, voluntarily and expressly waives any rights and benefits arising under Section 1542 of the California Civil Code and any other statute or principle of similar effect.
6.4.    Covenant of Siade. Siade represents and covenants he has not revealed to anyone any trade secrets or confidential or proprietary information of the Company or Released Parties, not otherwise available to the public. The Parties understand and agree that notwithstanding the provisions of this Agreement, Siade will remain bound by the confidentiality provisions of this Agreement, as specified in Paragraph 7, below, with respect to non-public information gained by him during his employment.
6.5.    No Lawsuits. Siade confirms he has filed no lawsuit and no charge against the Released Parties, including any charge with any government agency including but not limited to the EEOC or the DFEH, related to his employment. Siade further confirms that he has no such claims nor has he notified the Company of any such claims. In the event that any claim released herein is at any time in the future prosecuted by Siade, or by any person, entity or administrative agency on behalf of Siade, Siade shall pay any amounts to the Company received by him as a result of such future prosecution of any claims released herein.
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7.    Confidentiality. Siade agrees he will not disclose to others (i) the fact or terms of this Agreement, (ii) the amounts referenced in this Agreement, or (iii) the fact of the payment of these amounts, except that he may disclose such facts to his spouse, attorneys, accountants, insurers or other professional advisors to whom the disclosure is necessary to effect the purpose for which the professional has been consulted, provided that they each agree to be bound by this confidentiality provision. Nothing contained in this paragraph shall preclude Siade from revealing or describing his employment with the Company to prospective employers; provided however, such disclosure shall not violated Paragraph 10, and not disparage the Company. The confidentiality obligations contained in this paragraph shall be in addition to any other confidentiality agreements between the Company and Siade. Notwithstanding the foregoing, nothing in this Agreement shall be construed as precluding disclosure required and compelled by law. In the event Siade is required and compelled by law to disclose any such matters, he will first give fifteen (15) days advance written notice (or, in the event that it is not possible to provide fifteen (15) days written notice, as much written notice as is possible under the circumstances) to the Company so that the Company may present and preserve any objections that it may have to such disclosure and/or seek an appropriate protective order. The Parties acknowledge and agree this Paragraph 7 is a material inducement to the Parties entering into this Agreement, and further acknowledge and agree that any breach of this Paragraph by Siade, Siade’s representatives, and/or Siade’s family members, shall be subject to a claim for damages or equitable relief (or both). The Parties acknowledge and agree that any such disclosure of the facts or terms of this Agreement shall be subject to a claim for damages including but not limited to liquidated damages in a sum equal to $1,000 per violation and/or injunctive relief.
8.    Notice. Written notices pursuant to this Agreement shall be directed as follows:
If to El Pollo Loco:
Edye Austin
El Pollo Loco, Inc.
3535 Harbor Blvd., Suite 100
Costa Mesa, CA 92626
Facsimile No.: (714) 599-5593
If to Siade
Gus Siade
26183 Quartz Mesa Lane
Valencia, CA 91381

9.    Cooperation. Siade agrees that he will assist the Company in defending or prosecuting any claim which arose or may arise or continue after Siade’s employment ends. Such assistance shall include, but not be limited to Siade being reasonably available as a witness for the Company regardless of the location of the deposition, arbitration or trial, being reasonably available to be prepared for testimony, and providing the Company and its counsel with information, documents or other material within Siade’s knowledge related to Siade’s employment or pertinent to the claim. The Company agrees to reimburse Siade for reasonable out-of-pocket expenses only (including travel) actually incurred by Siade in providing assistance at Siade’s request pursuant to this provision.
10.    Non-Disparagement. Siade agrees that he will not knowingly disparage the Company, the Released Parties, or any past or present (as of the time any statement is made) officer, director or employee of the Company, or otherwise make statements whether or not such statements are thought to be (or are) true with respect to the Company’s business or human resources practices, policies and procedures, and whether or not such statements are made publicly, privately, subject to confidentiality obligations, or otherwise, which could tend to harm or injure the personal or business reputation, or business, of the Released Parties, and whether or not such statements are made to any present employee, officer or director of the Company or Released Parties or to someone outside of the Company. This Paragraph 10 does not apply to Siade’s statements to his attorneys or physicians or to any statements required by law.
11.    Neutral Reference. All reference requests for Siade should be directed to the Work Number l-800-996-7566. Inquiries may also be referred to the Work Number’s website, www.worknumber.com. The Company acknowledges and agrees that for all references directed to the Work Number, it will limit information to Siade’s prospective employers to the fact that Siade was employed by the Company, the dates of his employment, the last job title and position Siade held.
12.    Return of El Pollo Loco Documents. Siade represents and warrants he does not possess any documents or materials belonging to the Company and he will deliver to the Company all originals and copies in his possession, custody or control, all documents and materials, of whatever nature, belonging to El Pollo Loco, its products and/or its services, and/or Siade’s employment with the Company, no later than two (2) days after the Effective Date. Excluded from this production will be Siade’s personnel files and pay records.
13.    ADEA Waiver.  Siade specifically agrees and acknowledges that: (a) his waiver of rights under this Agreement is knowing and voluntary as required under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et. seq. and the Older Workers Benefit Protection Act; (b) he understands the terms of this Agreement; (c) El Pollo Loco advises Siade to consult with an attorney prior to executing this Agreement; (d) the Company has given him a period of up to twenty-one (21) days within which to consider this Agreement; (e) following his execution of this Agreement, he has seven (7) days in which to revoke his agreement to this Agreement as specified in Paragraph 14 and that, if he chooses not to so revoke, the Agreement shall then become effective and enforceable and the payment and extension of benefits listed above shall then be made to him in accordance with the terms of this Agreement; and (f) nothing in this Agreement shall be construed to prohibit him from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement, with a government agency or participating in any investigation conducted a government agency.  However, Siade agrees, except with respect to any proceedings before the Securities and Exchange Commission, he is waiving the right to monetary damages or other equitable or monetary relief as a result of such proceedings.
14.    Revocation Period.  Siade may revoke this Agreement and his release of claims, insofar as it extends to potential claims under the Age Discrimination in Employment Act, by informing El Pollo Loco of his intent to revoke his release within seven (7) calendar days following his execution of this Agreement.  Siade understands that any such revocation must be in writing and delivered by hand or by certified mail - return receipt requested - within the applicable period to Edye Austin, 3535 Harbor Blvd., Suite 100, Costa Mesa, CA 92626.  Siade understands that if Siade exercises his right to revoke, then El Pollo Loco will have no obligations under this Agreement to Siade or to others whose rights derive from him.  The Agreement shall not become effective or enforceable, until the seven (7) day revocation period identified above has expired and in accordance with the Effective Date set forth herein.  The terms of this Agreement shall be open for acceptance by Siade for a period of twenty-one (21) calendar days, and Siade understands that he should, and El Pollo Loco hereby advises him to, consult with legal counsel regarding the releases contained herein and to consider whether to accept El Pollo Loco’s offer and sign the Agreement. In the event Siade revokes this Agreement pursuant to this Paragraph 14, any such revocation is limited to any claim under the ADEA and this Agreement is otherwise enforceable in exchange for consideration of One Hundred Dollars ($100).
15.    No Future Employment with El Pollo Loco. Except as otherwise set forth herein, El Pollo Loco and Siade mutually agree that Siade will not in the future knowingly apply, or be considered, for employment with El Pollo Loco or any of El Pollo Loco’s current or future parents, or subsidiaries.
16.    Indemnification and Attorneys’ Fees. Without in any way limiting the generality of the foregoing, in the event that any action, suit, or other proceeding is instituted to enforce or interpret this Agreement, or to remedy, prevent or obtain relief from a breach of this Agreement, the prevailing party shall recover all of such party’s costs and fees (including but not limited to attorneys’ fees) incurred in each and every such action, suit, or other proceeding.
17.    Miscellaneous Terms. Each of the Parties to this Agreement further represents, warrants, and agrees as follows:
17.1.    Independent Advice from Counsel. Each of the Parties has had opportunity to receive independent legal advice from legal counsel of such party’s choice prior to executing this Agreement. The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the Parties, and no party shall be deemed the drafter of this Agreement.
17.2.    Non-Reliance on Other Parties. Except for statements expressly set forth in this Agreement and the Consulting Agreement, no party has made any statement or representation to any other party regarding a fact relied on by the other party in entering into this Agreement, and no party has relied on any statement, representation, or promise of any other party, or of any representative or attorney for any other party, in executing this Agreement or in making the settlement provided for in this Agreement.
17.3.    Negotiated Agreement. The terms of this Agreement are contractual, not a mere recital, and are the result of negotiations between the Parties. Accordingly, no party shall be deemed the drafter of this Agreement.
17.4.    Severability. In the event that any provision of this Agreement should be held to be void, voidable, unlawful, or for any other reason unenforceable, the Parties hereto shall mutually agree upon a new provision to replace the provision held void, voidable, unlawful or unenforceable. In the event that it is not possible as a matter of law to replace any such provision, the remaining provisions or portions of this Agreement shall remain in full force and effect.
17.5.    Modifications. No modification of this Agreement, shall be binding upon any party to this Agreement unless made in writing and signed by such party or by a duly authorized officer or agent of such party.
17.6.    Accord and Satisfaction. In entering into this Agreement and the consideration provided for in this Agreement, the Parties recognize that no facts or representations are ever absolutely certain. Except for the Consulting Agreement between the Parties, this Agreement is intended to be final and binding between the Parties hereto, and is further intended to be effective as a full and final accord and satisfaction between them.
17.7.    Successors and Assigns. This Agreement shall inure to the benefit of and shall be binding upon the heirs, successors and assigns of the Parties hereto and each of them.
17.8.    Applicable Law; Venue. This Agreement shall be construed in accordance with, and governed by, the laws of the State of California without taking into account conflict of law principles. Any action to enforce, interpret or evade the terms of this Agreement shall be exclusively brought in the United States District Court, for Central District Court of California.
17.9.    Integration. This Agreement constitutes a single, integrated written contract expressing the entire Agreement of the Parties concerning the subject matter referred to in this Agreement. No covenants, agreements, representations, or warranties of any kind whatsoever, whether express or implied in law or fact, have been made by any party to this Agreement, except as specifically set forth in this Agreement. All prior and contemporaneous discussions, negotiations, and agreements have been and are merged and integrated into, and are superseded by, this Agreement.
17.10.    No Transfer/Assignment of Claims. Siade warrants and represents that he has not assigned or transferred or purported to assign or transfer to any person or entity all or any part of or any interest in any claim released under this Agreement. Siade agrees that he is solely responsible for the satisfaction of any assignment or lien to any lien holder.
17.11.    Knowing and Voluntary Agreement. Each Party acknowledges that he or it is entering into this Agreement knowingly and voluntarily after having had an opportunity to negotiate with regard to the terms of this Agreement, to receive advice with regard to it, to carefully read and consider its terms, and to make such investigation of the facts pertaining to the settlement and this Agreement and of all matters pertaining to this Agreement as such party deems necessary or desirable.
17.12.    Counterparts. This Agreement may be executed and delivered in any number of counterparts or copies (“counterpart”) by the Parties to this Agreement. When each party has signed and delivered at least one counterpart to the other party to this Agreement, each counterpart shall be deemed an original and, taken together, shall constitute one and the same Agreement, which shall be binding and effective as to the Parties to this Agreement.
SIADE ACKNOWLEDGES AND AGREES THAT HE HAS CAREFULLY READ AND VOLUNTARILY SIGNED THIS AGREEMENT, THAT HE WAS PROVIDED OPPORTUNITY TO REVIEW THIS AGREEMENT FOR AT LEAST 21-DAYS AND AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF HIS CHOICE, AND THAT SIADE SIGNS THIS AGREEMENT WITH THE INTENT OF RELEASING EL POLLO LOCO AND THE RELEASED PARTIES FROM ANY AND ALL CLAIMS.
IN WITNESS WHEREOF, the Parties hereto have approved and executed this Agreement on the dates specified below.

AGREEING PARTIES
Dated: February __, 2019
Gus Siade
Dated: February __, 2019    EL POLLO LOCO, INC.
By:
Name:
Its:

EXHIBIT A

FINAL SEVERANCE RELEASE
THIS FINAL SEVERANCE RELEASE SHALL BE VALID ONLY IF EXECUTED BY SIADE IN JULY OF 2019 AND DELIVERED TO THE COMPANY BY OR BEFORE JULY 31, 2019, WITHOUT REVOCATION.
By executing this this Final Severance Release (“Final Release”) I reaffirm the representations, release of all claims waiver of known and unknown claims, including but not limited to the general release of all claims against the Company and Company Parties arising out of payment of my incentive compensation under the 2018 Bonus Plan or any other issues arising after my Separation Date, in exchange for Check Two which is being provided as additional consideration for this Final Release and my continued compliance with my Confidential Separation Agreement (“Agreement”), which I previously executed. I confirm that I continue to comply with the terms of that Agreement. This Final Release does not in any way impact my existing contractual obligations under that Agreement.
Rather, this Final Release confirms my agreement to further release the Company of any and all claims arising after my Separation Date, including payment of any incentive compensation under the 2018 Bonus Plan. Specifically, I acknowledge that consistent with and subject to Paragraph 6 of the Agreement, here in this Final Release I hereby release El Pollo Loco for any claims arising after my Separation Date and in consideration for the promises made herein, and Check Two to be provided by the Company, I irrevocably and unconditionally releases and forever discharges El Pollo Loco as well as its parent companies, subsidiaries, affiliates, predecessors, successors or assigns, shareholders, members, partners, officers, attorneys, agents and employees (the “Released Parties”), from any and all causes of action, claims, actions, rights, judgments, obligations, damages, demands, accountings or liabilities of whatever kind and character, which he has or may have against the Released Parties by reason of, or arising out of, touching upon, or concerning my relationship with El Pollo Loco, or any and all other matters of whatever kind, nature or description, whether known or unknown, occurring prior to the date of execution of this Final Release and the Agreement. This release specifically includes, but is not limited to, any and all claims for breach of contract or implied contract, fraud, breach of fiduciary duty, breach of the covenant of good faith and fair dealing, inducement of breach, intentional or negligent misrepresentation, conspiracy, tortious denial of contract, interference with proprietary interests, failure to pay payments of any kind, or other compensation of any sort, negligence, negligent hiring, retention or supervision, defamation, unlawful efforts to prevent relationship, violation of constitutional rights, discrimination or harassment on the basis of race, color, sex, sexual orientation, national origin, religion, age (including but not limited to claims arising under the Age Discrimination in Employment Act and Older Worker Benefit Protection Act, 29 U.S.C. § 621, et seq.), disability, medical condition or marital status, and/or violation of any statutes, rules, regulations or ordinances, whether federal, state or local, including, but not limited to, Title VII of the Civil Rights Act of 1964, the California Fair Employment and Housing Act, the California Family Rights Act, and qui tam actions pursuant to any federal, state or local statute, rule, regulation or ordinance. I understand that nothing in this Final Release and the Agreement shall preclude me from filing a charge with a government agency or cooperating in an investigation conducted by a government agency, including the Department of Fair Employment and Housing, and the Equal Employment Opportunity Commission. However, I agree except with respect to proceedings before the Securities and Exchange Commission, I am waiving my right to any monetary damages or other equitable relief as a result of any such proceedings. I also confirm I have not filed any lawsuit or charge against the Company or Released Parties, and I further confirm that I have no such claims.
Without limiting the generality of the above, I specifically acknowledge and agree that all rights under Section 1542 of the California Civil Code are expressly waived, and any rights of similar effect under any other state or common law are equally waived. That section provides:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR THE RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.
I further understand and acknowledge that pursuant to Paragraphs 13 and 14 of the Agreement, here for this Final Release I again specifically agree and acknowledge that: (a) my waiver of rights under this Final Release is knowing and voluntary as required under the Age Discrimination in Employment Act, 29 U.S.C. § 621 et. seq. and the Older Workers Benefit Protection Act; (b) I understand the terms of this Final Release; (c) the Company advised me to consult with an attorney prior to executing this Final Release; (d) the Company has given me a period of up to twenty-one (21) days within which to consider this Agreement; (e) following my execution of this Final Release, I have seven (7) days in which to revoke my agreement to this Agreement as specified in Paragraph 14 and that, if I choose not to so revoke, the Final Release shall then become effective and enforceable and the payment and extension of benefits listed above shall then be made to me in accordance with the terms of this Final Release and Agreement; and (f) nothing in this Agreement shall be construed to prohibit me from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement, with a government agency or participating in any investigation conducted a government agency.  However, I agree, except with respect to any proceedings before the Securities and Exchange Commission, I am waiving the right to monetary damages or other equitable or monetary relief as a result of such proceedings. As specified in Paragraph 14 of the Agreement, I may revoke my release of claims, insofar as it extends to potential claims under the Age Discrimination in Employment Act, by informing the Company of my intent to revoke my release within seven (7) calendar days following my execution of this Final Release, and any such revocation would be limited only to revocation of the release as applied to claims related to my Consulting Work and would not otherwise impact my obligations and duties under the Agreement since I received Check One as consideration for my agreement to the terms of the Agreement. I also understand that any such revocation must comply with the terms and procedures set forth in Paragraph 14 of the Agreement and be delivered to Edye Austin, 3535 Harbor Blvd, Suite 100, Costa Mesa, CA 92626. The terms of this Agreement shall be open for acceptance by me for a period of twenty-one (21) days, and I understand that I should and the Company hereby advises me to, consult with legal counsel regarding the releases contained herein and to consider whether to accept the Company’s offer and sign this Final Release.
I also affirm and agree that I have been paid all amounts due and owing as of the date of execution, including but not limited to, all salary, incentive compensation or other wages or benefits, that I earned for services through the date of execution. I further understand and agree the aforementioned Check Two is not compensation for any past services provided, and agree I am not entitled to any payments or benefits from the Company other than those expressly set forth herein.
I HAVE VOLUNTARILY RE-AFFIRMED THE SEPARATION AGREEMENT AND FINAL SEVERANCE RELEASE, I HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY CHOICE, I HAD AT LEAST 21 DAYS IN WHICH TO REVIEW THIS, AND I KNOWINGLY INTEND TO RELEASE THE COMPANY AND COMPANY PARTIES FROM ANY AND ALL CLAIMS.

Dated: _____________________    By:
Gus Siade

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